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                                                                    Exhibit 99.2

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, Vincent W. Eades, hereby consent to the use, in the Registration Statement on Form S-1 of Consolidation Capital Corporation, a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.

                                               /s/ Vincent W. Eades
                                               ---------------------------------
                                               Vincent W. Eades
                                               November 3, 1997